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                                                                   EXHIBIT 4(g)

                INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                   [PICTURE]

   NUMBER                                                         SHARES
    119
                      SEE LEGENDS ENDORSED ON REVERSE SIDE

                                                            SERIES E CONVERTIBLE
                         UNIVERSAL MEDICAL SYSTEMS, INC.    PREFERRED STOCK

                            AUTHORIZED CAPITAL STOCK
                    25,000,000 COMMON SHARES $.001 PAR VALUE
                  10,000,000 PREFERRED SHARES $.0001 PAR VALUE

THIS CERTIFIES THAT ____________________________________________is the owner of

________________________________________ fully paid and non-assessable Shares of

             THE PREFERRED SHARES OF UNIVERSAL MEDICAL SYSTEMS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this _____________ day of ________________ A.D. 19 ________________.

/s/                                              /s/
-----------------------------                    -------------------------------
                    SECRETARY                                          PRESIDENT
                                [SEAL]


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     FOR VALUE RECEIVED, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

__________________________________________________________________________Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint
________________________________________________________________________Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
  Dated ______________________ 19____.
        In presence of

                                                ________________________________
________________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

              The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the Company's legal counsel that registration is not required under such Act.

This corporation is authorized to issue more than one class of stock or more than one series of any class. The voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights are prescribed or fixed by the board of directors of the corporation. Pursuant to Nevada Revised Statutes 78.195, the corporation shall furnish to any stockholder, upon request and without charge, a copy of any statement or summary setting forth in full or summarizing the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock of the corporation or series thereof. A copy of such statement or summary may be obtained from the Secretary of the corporation.